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                                                                   EXHIBIT 10.30

                    TICKETMASTER ONLINE - CITYSEARCH, INC.
                     790 East Colorado Boulevard, Ste. 200
                          Pasadena, California 91010

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of this 25th day of November 1998, by and between Robert Perkins, an Individual ("Employee"), and Ticketmaster Online - CitySearch, Inc., a Delaware corporation ("Company").

                                   RECITALS

     WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company, on the terms and conditions set forth herein;

     WHEREAS, the Employee's services are considered to be valuable to the future business and operations of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

1.   Employment.
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By execution of this Agreement, the Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, upon the terms and subject to the conditions set forth in this agreement.

2.   Positions and Duties.
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Employee shall serve as the Executive Vice President of the Company, with such duties and responsibilities as the Company's Board of Directors ("Board") or the Company's Chief Executive Officer ("CEO") may from time to time assign to him. Unless otherwise determined by the Board, Employee shall report directly to the CEO. Employee and the Company agree that the Employee's initial responsibilities shall include but not be limited to duties commensurate with Employee's management position. Employee acknowledges and agrees that these duties and the scope and responsibilities of Employee's position may be modified from time to time as determined by the Board and/or the CEO.
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3.   Term of Agreement.
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This agreement shall be in effect from January 1, 1999 to December 31, 2000.
The agreement may be terminated as set forth in paragraph 5.

4.   Compensation.
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As compensation for his services to be performed hereunder, Company shall provide Employee with the following compensation and benefits:

     4.1  Base Salary.  Employee's initial base salary shall be $205,000 per
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annum in 1999 and $215,000 per annum in 2000. Employee's base salary shall be payable in accordance with this Company's payroll practices as in effect from time to time. The Company may make such deductions, withholdings and other payments from all sums payable to Employee pursuant to this Agreement which are required by law or as Employee requests for taxes and other charges.

     4.2  Stock Options.  (a) Company shall grant to Employee an option to
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purchase a total of 25,000 shares of Common Stock of the Company. The exercise price of these options shall be $8.67 per share. One-fourth of such options shall vest on October 1, 1999, and 1/48th of the options would vest at the end of each of the subsequent 36 months. At the end of four years, all options under this grant will have vested. A copy of the option agreement is attached hereto as Exhibit A. (b) Employee shall also have the opportunity to receive an additional 5,000 options on each first business day following March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999, provided that the Company has met or exceeded the on-line ticket revenue forecast for each preceding quarter, as determined by the Company model dated 11/12/98. A copy of this model is attached as Exhibit B. This model is not subject to any adjustments. These options will vest ratably over 48 months with no cliff.

     4.3  Benefits.  Employee will be eligible for participation in all Company
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benefits, including medical PPO plan, dental, vision, flexible benefits, long term disability and 401(k) programs. Employee's dependent will be eligible for participation in Company's medical PPO, dental and vision plans. Participation by Employee and Employee's dependent in the Company's medical PPO, dental and vision plans will be at no expense to Employee. The Company also agrees to maintain in effect, during the term of employment, a life insurance policy payable to employee's estate or named beneficiary, in the amount of $200,000.
In addition, the Employee shall be eligible for paid time off benefits including holiday pay, in accordance with company policies.

     4.4  Car Lease.  Company shall reimburse payments for the existing lease on
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Employee's car, for the term of this agreement.  Costs shall not exceed $10,000 per year.

     4.5  Expenses.  Employee shall be reimbursed for reasonable expenses in
          --------
accordance with Company policies for senior management as amended from time to time.
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5.   Termination of Agreement.
     ------------------------

     5.1  Voluntary Termination; Termination for Cause.
          --------------------------------------------

          (a)  No Severance Payment.  In the event that Employee voluntarily
               --------------------
terminates his employment with the Company or the Company terminates his employment for "cause" (as defined below), then the Company's sole obligation to Employee will be (i) to pay Employee any salary, paid time off (PTO) or the like accrued but not paid as of the date of termination and (ii) to provide Employee with such right to continue health care benefits (at Employee's expense) as required by applicable law.

          (b)  Termination for Cause Defined.  For purposes of this Agreement,
               -----------------------------
the term "cause" shall mean:

               (i) the death or permanent disability of Employee, with the term "permanent disability" defined as meaning a total or partial physical or mental disability continuing for a period of not less than three (3) consecutive months, which prevents Employee from substantially discharging the essential functions of his position as set forth herein;

               (ii) Employee's malfeasance in connection with his employment or neglect or inadequate performance of his duties as determined at any time in the sole and absolute discretion of the Board of Directors;

               (iii)  Employee's material breach of this Agreement;

               (iv) Employee's material breach of the inventions and confidentiality agreement and non disclosure agreement which employee must sign contemporaneously with the execution of this agreement.

               (v) Employee personally engaging in knowing and intentional illegal conduct which is injurious to the Company or its affiliates.

     5.2  Involuntary Termination; Severance.
          ----------------------------------

          (a) In the event the Company shall determine to terminate Employee for cause, the Company shall provide the Employee, not less than ten business days prior, written notice of the Company's intention to terminate such employment, including a statement describing the basis for such termination. Employee shall then have the opportunity to respond to the Company during the ten day notice period and cure the breach giving rise to the basis for the termination. Company will consider Employee's response and cure prior to reaching a final determination which it shall make in its sole discretion.

          (b) In the event that Employee's employment with the Company is terminated by the Company for any reason other than cause (as defined above), the Company shall pay to Employee as severance pay, full base salary for the remainder of the term of this agreement. Termination of employment for any reason whatsoever, shall not affect employee's ability to
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exercise stock options that have vested prior to date of termination. Nothing contained herein shall be construed to limit Employee's ability to exercise options vested prior to termination.

6.   Miscellaneous.
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     6.1  Arbitration.  If any dispute between the parties arises out of this
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agreement, such dispute shall be finally resolved by binding arbitration conducted in accordance with commercial rules of the American Arbitration Association then in effect. Any such arbitration shall be conducted before a single arbitrator at any location mutually agreeable to Employee and the Company. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     6.2  Assignment.  This Agreement shall inure to the benefit of and shall be
          ----------
binding upon the successors and the assigns of the Company. This Agreement is personal to Employee and may not be assigned by him.

     6.3  Severability.  If any provision of the Agreement shall be found
          ------------
invalid by any court of competent jurisdiction, such findings shall not affect the validity of the other provisions hereof and the invalid provisions shall be deemed to have been severed herefrom.

     6.4  Applicable Law.  This Agreement shall be governed in all respects by
          --------------
the internal laws of the State of California.

     6.5  Entire Agreement.  This Agreement expresses the entire understanding
          ----------------
of the parties with respect to the terms of Employee's employment with the Company, and supersedes any prior agreement, understanding or the like, whether written or oral.

     6.6  Counterparts.  This Agreement may be executed simultaneously in any
          ------------
number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.7  Attorney's Fees.  In the event any party hereto commences arbitration
          ---------------
or legal action to enforce this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and expenses incurred in such action.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.

                                    TICKETMASTER ONLINE - CITYSEARCH, INC.

                                    By: /s/ Charles Conn
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                                        Charles Conn, Chief Executive Officer

                                    EMPLOYEE

                                    By: /s/ Robert Perkins
                                        ----------------------------------------
                                        Robert Perkins